UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2007
Meadow Valley Corporation
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)

0-25428	88-0328443
(Commission File Number)	(IRS Employer Identification Number)

4602 E. Thomas Road, Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 437-5400
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.01

Item 8.01. Other Events.
     On November 20, 2007, Meadow Valley Corporation (the “Company”) issued a press release which announced that the Company has appointed a Special Committee of independent directors to review and evaluate any acquisition proposal received from YVM Acquisition Corporation (“YVM”). The Special Committee was formed to maximize shareholder value in response to a Schedule 13D filed by YVM on November 2, 2007, which disclosed that YVM is considering proposing a transaction or series of transactions that would result in YVM’s acquisition of all of the outstanding common stock of the Company. According to the Schedule 13D, YVM was formed by three individuals; including Bradley E. Larson, the Company’s Chief Executive Officer and a member of its board of directors, and Kenneth D. Nelson, the Company’s Vice President and Chief Administrative Officer and a member of its board of directors. The Special Committee has retained DLA Piper US LLP and Alvarez & Marsal as its independent legal and financial advisors, respectively. The Special Committee members consist of Don Patterson, committee chairman and director; Charles Cowan, director and Charles Norton, director. A copy of this press release is furnished as Exhibit 99.01 to this report.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are attached hereto and furnished herewith:

Exhibit
Number	Exhibit Description
99.01	Press Release of Meadow Valley Corporation, dated November 20, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meadow Valley Corporation
Date: November 20, 2007	By:	/s/ David D. Doty
David D. Doty
Chief Financial Officer